Exhibit 10.12

AGREEMENT

FOR BROKERAGE SERVICES

(INCLUDING CUSTODY SERVICES)

Almaty city	23 January 2006

“VISOR Investment Solutions” Joint Stock Company, further “Company”, represented by Ms. A.T. Nurmakhanova, Director-Trustee of Broker and Dealer Activity, acting on the basis of the Charter and “License to perform broker and dealer activities including custody services for the clients as a custodian” No 0401201058 dated 19 May 2005r., issued by Agency of the Republic of Kazakhstan, on one hand and TRANSMERIDIAN EXPLORATION, INC., further referred to as “Client”, represented by Mr. Earl McNiel, Vice President, acting on the basis of foundation documents of the Client, on the other hand, collectively referred to as “Parties” and individually as “Party”, entered into this Agreement.

1. DEFINITIONS

“Commission of the Exchange” - a commission of the stock exchange for the transactions performed at the stock exchange.

“Broker-dealer” - an organization authorized to perform broker-dealer activities on the basis of respective license.

“Internal Documents of the Company” - regulatory acts of the Company, including Internal Rules and Procedures regulating the Company’s relationship with its clients as performance of broker and dealer activities to the extent required by laws and corporate decisions of the Company.

“Order of the Client” (“Order”) - a standard document issued by the Client to the Company that contains an instruction to execute a transaction with securities on account and in interest of the Client on the terms specified in the Order.

“Instruction of the Client” (“Instruction”) - a standard document issued by the Client to the Company that contains an instruction to execute a transaction within the Broker account of the Client.

“Regulating Authority” - National Bank of Republic of Kazakhstan.

“The conflict of interests” is situation, by which the interests of Company and its obligations (as Attorney and commissioner of its Client) are not agreed with each other.

“The best price” will mean-

•	In case of a sale of securities – maximum bid price for securities of such type,

•	In case of a purchase of securities – minimal offer price for securities of such type.

“Non-organized market” – market of securities where securities’ transactions are not regulated by the requirements of the organized market towards the subject of the transaction and its participants in the manner defined by the legislation.

“Nominal Holding of Securities” – is registration and confirmation of rights on securities, registration of transactions with it.

“Arranger of trading” - arranger of trading with securities

“Registrar” - is professional member of equity market, making a formation, storage and operation of register holder securities system.

“SRO” - self-regulated organization of Brokers-dealers.

“Register Holders Securities System” - is the system of information about issuer, emissive securities and their holders, provided an identification of holders of rights on emissive securities for defined time, registration of transactions with it, as well as a character of registered limits for conversion or performance of rights on these securities, and other information in accordance with applicable legal act of authorized body.

“Notice of execution of the Order/Instruction” - a document issued by the Company to the Client containing information and details of executed transaction in the format set out herein.

“Notice of non-execution of the Order/Instruction” - a report issued by the Company to the Client in cases when an Order of the Client has not been executed.

“Authorized body” is state body, making a control and supervision over equity market.

“Deterioration of the financial standing” - inability of the Company to meet financial standing requirements (norms) set out in the legislation of Republic of Kazakhstan.

2. SUBJECT OF THE AGREEMENT

2.1	The subject of this Agreement is provision of brokerage services, custody services for securities, information services related to sale and purchase of securities and other information services to the Client.

2.2	The Client instructs, and the Company takes on an obligation to provide services of keeping records of securities and money of the Client including registration of any transactions with securities.

2.3	Execution of this Agreement does not constitute transfer of ownership rights on the securities of the Client to the Company.

2.4	Upon signing of this Agreement, the Client is not required to remit any funds or securities immediately to the accounts opened with the Company.

2.5	The Parties will act in their relationship on the basis of this Agreement, resolutions and provisions of the Regulating authority, acting legislation of the Republic of Kazakhstan, Internal Documents of the Company and terms set out by this Agreement.

2.6	The Company will provide the following services to the Client:

a)	sell and buy securities in compliance with the Order (in the format set out in the Appendix 2 to this Agreement) and provide other services following Instructions of the Client as per Procedures of the Company;

b)	sign documents related to execution of transactions with securities on behalf and on account of the Client;

c)	open broker accounts to keep records of securities and cash account to keep records of cash funds of the Client;

d)	open accounts for custody (nominal holding) of securities and cash funds, as well as to re-register securities specified by the Client with the respective Registrars of securities;

e)	register transaction with securities of the Clients and to record incurred encumbrances;

f)	confirm property right of the Client on its securities;

g)	ensure receipt by the Client of information related to securities transferred to the custody of the Company;

h)	ensure registration of property rights of the Client on its securities;

2.7	The Client hereby acknowledges that it is informed of the risks involved in the activity at the securities market and that the Company will not bear any obligation for any damage incurred by the Client if such damage was not cased by the violation by the Company of this Agreement and any requirements of the legislation of Republic of Kazakhstan set forth for broker and dealer activity at the securities market.

3. RIGHTS AND OBLIGATIONS OF THE PARTIES

3.1	The Company has a right to:

a)	to receive commissions and fees for the services provided by the Company in accordance with the commissions and fees list of the company on the monthly basis according to Appendix 1 unless otherwise specified herein;

b)	to execute transactions as per the Orders of the Client, to act as a broker or dealer in a transaction meanwhile executing proprietary transactions and transactions on account of the Client, on own behalf and on behalf of the Client and to document transactions with securities in accordance with the Internal Rules of the Company;

c)	to open broker account for recording transactions with securities and cash funds of the Client, to perform acceptance of the securities of the Client, to organize and keep a separate record of Client’s assets and investment revenue on those assets;

d)	to receive investment revenue on assets of the Client and to credit it to the broker account of the Client;

e)	to register as a nominal holder with the Central Depositary of securities, with registrars, custodians and other nominal holders, to register pledges and encumbrances over assets of the Client, to provide account statements to the Client at the request of the Client, to perform cross-checking of portfolio and cash fund balance status on a regular basis or at the request of the Client;

f)	to deny the Client acceptance of an Order for execution in the following cases:

•	there is a disagreement with the Client with regards to the content of the Order;

•	there is an evident contradiction of the transaction to be executed per this Order with the legislation of Republic of Kazakhstan;

•	the Client’s ability to fund the transaction per the Order is questionable (in accordance with the legislation of Republic of Kazakhstan, rules of SRO and Arranger of the trading where the Company is a member or a participant of). In case the Broker-dealer accepts such Order, it is subject to liability set forth by the legislation of Republic of Kazakhstan, rules of SRO and Arranger of the trading where the Company is a member or a participant of for violation of obligations under the transaction executed as per the Order.

g)	to hold execution or to deny execution of orders and instructions of the Client in case a respective notification is received from the Regulating authority, legal bodies or other authorized state bodies as well as respective registrar;

h)	to discontinue any work related to the Client’s account in case of event of default of the Client set forth herein and other agreements, contracts entered by the Client;

i)	to inform the Client about any transactions with securities executed in accordance with this Agreement, which have been restricted or imposed by special conditions by the legislation of Republic of Kazakhstan;

j)	to demand all additional information from the Client necessary for execution of the transactions with securities;

k)	to use Client’s funds for payment of commissions and other fees related to the execution of a transaction on account of the Client. The Company will have no right to use the abovementioned funds for other client’s transactions or other transactions unless this has been agreed upon in this Agreement;

l)	to withhold any type of taxes (existing in Republic of Kazakhstan or imposed by any other county) from any payment to the Client, if the Company must withhold taxes under the existing provisions and regulations;

m)	to accrue penalty fees and default fees at the rate in case the Client does not fulfill its obligations. Such interest, penalty fee, default fees may be demanded from the Client by means of deduction of such due amounts from any funds payable by the Company to the Client or cash fund balance of the Client held with the Company;

n)	to charge the Client for the custody and brokerage services;

o)	to notify the Client in writing no less than 10 calendar days beforehand of any changes of fees and commissions for the services provided by the Company;

p)	to provide other consulting and information services with regards to which the Company and the Client may agree from time to time within this Agreement and requirements set forth by the legislation of Republic of Kazakhstan;

q)	any other rights envisaged in the current legislation.

3.2	The Company will:

a)	act only within the terms of this Agreement entered by the Company and the Client and will not take any actions with regards to the securities of the Client, except for the actions instructed by the Client in the Order or Instructions;

b)	execute transactions with the securities of the Client in the manner set forth by the Internal Rules, Procedures of the Company and legislation of Republic of Kazakhstan;

c)	comply with the procedure of keeping records of the securities and cash funds of the Clients, as well as keeping records of any transactions made on those account which is set forth by the Procedures of the Company;

d)	guarantee availability of securities held in custody and ability to execute transaction with these securities (or any other legal actions) which are allowed under property rights;

e)	act only in the interests of the owners of the securities held in custody by the Company;

f)	enquire regarding the purposes of investment by the Client, unless such information constitutes a commercial secret of the Client, and to perform own activity in line with these purposes;

g)	on the basis of best-efforts execute Orders of the Client at the best prices or the prices specified by the Client;

h)	provide the Client with Notices of execution of the and Reports on execution of transaction no later than 1 day after the execution;

i)	provide the Client with the periodic reports on a monthly basis, in case there are no transactions with balances on broker and cash fund account – on a quarterly basis, as well as other reports required by the current legislation;

j)	register the Order in the Register book upon receipt of the Order, fill in special fields (date, time of acceptance, name and signature of the person accepting the Order, recommendations, etc) and check the details of the Client’s Order, send the copy to the Client within 1 business day in the manner set forth herein;

k)	deny acceptance of the Order for execution of securities transaction from the Client that do not guarantee in the manner sufficient to the Company the payment of the securities within three business days commencing from the date of execution of the deal at the non-organized market or within the period specified by the Agreement set forth at the execution of the deal at the non-organized market;

l)	keep records of securities of the Client separately from the cash funds in the manner set forth by the existing legislation;

m)	notify the Client in writing of any revenue on securities received, credit it to the Client’s account and transfer this revenue to the Client to the account specified by the Client on the basis of the Client’s Order to credit funds. The terms and manner for receiving revenue on securities are described in the Procedures of the Company;

n)	inform the Client of the possibility and events of the Conflict of interests with the interests of the Client;

o)	give no recommendations to Client about performance of transactions with Client, if performance of such transaction have been resulted a conflict of interest. In case of breach of such prohibitions, Company shall pay a forfeit in amount 3 per cents from amount of transaction with securities, which performance has been resulted a conflict of interests. In case of branch of prohibition, Broker shall undertake pay to Client as losses, occurred by him at the result of such breach, as and forfeiture;

p)	retain confidentiality of financial or other information about the Client, which has been received as part of the professional activity at the securities market, as defined by the Internal Documents of the Company and in compliance with the acting legislation of Republic of Kazakhstan;

q)	if Client’s money shall be taken in cash desk for three business days from such taking (inclusive such day) transfer these money in account of Company, especially opened in bank for purposes of stock-taking and storage of money, owned to clients.

r)	in case of termination of this Agreement, there are funds available at the accounts of the Client, provided the article 5.4 is complied with, the money have to be returned to the Client within 3(three) business days from the termination date of this Agreement to the account specified herein or otherwise specified by the Client;

s)	inform the Client of the following within 3 (three) business days as set the Internal Rules of the Client and legislation of Republic of Kazakhstan:

•	any facts and reasons of financial deterioration of the Company (violation of the criteria of good financial standing set for brokers-dealers of respective category by the legislation of Republic of Kazakhstan);

•	any sanctions imposed by the Regulating Authority, SRO and the Arranger of trading against the Company, its employees and affiliated companies;

•	restrictions and special conditions, set by the legislation of Republic of Kazakhstan imposed on the transactions with securities which are to be executed (or have been executed) in accordance with this Agreement and implemented after the execution of the Agreement;

t)	other obligations envisaged by the current legislation and Internal Rules of the Company.

3.3	Client has a right:

a)	to demand fulfillment of all obligations by the Company;

b)	to change details of the Order by means of the respective notice to the Company (in accordance with the procedure set forth in article 6 herein) which must be registered in the Register of accepted Client’s Orders provided such Order has not been executed;

c)	to receive information in form of reports on activities of the Company in interests of the Client, including Notice of execution/non-execution of Client’s Orders and Instructions, certificates of the Exchange, including accounts statements;

d)	to receive any information on floated securities and general information on status of the securities market available with the Company for a separate commission which may be specified in a separate agreement;

e)	to inform the Company within 3 business day from the moment of receipt of the Notices of execution of the Client’s Order or any other reports of the Company to the Client in case of a dispute or disagreement relative to such information. Otherwise, the notices and reports will be considered as accepted by the Client;

f)	The Client has a right to enter in to account the cash assets of third persons and transfer his own cash assets into account of third persons in the presence of written direction.

g)	other rights envisaged by the current legislation.

3.4	The obligations of the Client are:

a)	to pay fees and commissions of the Company specified in the Appendix 1 herein within 3 (three) business days from the day of receipt of an invoice unless it is otherwise agreed herein;

b)	to send two originals of the Order or Instruction in the format set forth by the Internal Rules and Procedures of the Company (of which the Company informs the Client);

c)	to provide in prior with a transferring of money to a Company client banking account in a volume needed for a payment of future transactions with securities, or to transfer to a Company the amount specified in the client order without any deductions which may include payment for information services, taxes payable and other mandatory payments as well as any other payments required by the current legislation of the Republic of Kazakhstan within 1 business day from the date of submission of the Order to the Company. The transferring should be executed to the one of the following :

1. ATFbank, Almaty, Kazakhstan

ACCOUNT IN KZT

[Redacted]

ACCOUNT IN USD

[Redacted]

2. Kazkommertsbank:

ACCOUNT IN KZT

[Redacted]

ACCOUNT IN USD

[Redacted]

d)	Provide that any securities, provided to Client in accordance with this Agreement, being free from any payments, pledge, encumbrance or retaining;

e)	inform the Company of any change of its address or account details no later than 5 (five) days after such changes take place;

f)	to provide all documentation necessary and required for execution of transactions on account of the Client in a timely manner;

g)	to indemnify the Company, its employees, agents or representatives from any losses, obligations or expenses, which may be incurred by the Company or its employees, agents or representatives, including any taxes imposed indirectly or directly towards or as the result of any service provided to the client or any other permitted action allowed herein, except for the cases where such expenses or losses were incurred as the result of gross negligence or intended violation of the obligations by the Company;

h)	other obligations envisaged by the current legislation.

4. TERMS AND MANNER OF RECEIVING REVENUE ON SECURITIES

4.1	During the term of the Agreement, the Company will keep track of all revenues received on securities of the Client held in custody by the Company;

4.2	Revenues on the securities of the Client must be first credited to the cash fund account with the Company upon the receipt, unless otherwise is not agreed herein. The Company will provide the Client with the Notice on payment of revenue on securities in accordance with the Procedures of the Company;

4.3	Having received the Notice and having confirmed such receipt in writing to the Company, the Client has a right to issue an Order to use the received revenue (to transfer the revenue to its bank account, to purchase securities, etc).

5. TERMINATION, BASIS FOR TERMINATION. FORCE MAJEUR EVENTS

5.1	This Agreement will come into effect from the date of signing and will remain in force until its termination in accordance with the article 5.2 herein;

5.2	This Agreement may be terminated:

•	With the mutual consent of the Parties;

•	By one of the Parties, with a prior notice sent to the other Party no less than 30 days before the termination date;

•	Unilaterally in case of event of default under this Agreement in compliance with the existing regulation.

The actions of the Company and the Client, in case the broker-dealer license of the Company has been temporarily discontinued or revoked, are regulated by the separate legal provisions issued by the Regulating authority. In case the broker-dealer license of the Company has been temporarily discontinued or revoked, the company notifies the Client in the manner set forth by the respective legal provisions issued by the Regulating authority.

This Agreement is terminated, and all securities are returned to the Client in the following cases:

•	been temporarily discontinued or revoked;

•	liquidation of the Company;

•	in case of Force majeur events.

5.3	If this Agreement is terminated, no transactions or any legal rights and obligations, which already haven been incurred already, will not be affected. Transactions which are in the process of execution on the date of termination will be concluded by the Company;

5.4	Upon termination of the Agreement by any of the Parties, the Company will have a right:

5.4.1	to receive from the Client all commissions, payments, reimbursement of expenses, accrued and incurred obligations hereunder, including all additional expenses or losses incurred at the termination, on the date of such termination, and any expenses incurred during the transfer of the Client’s securities from its broker account to its account with any other Broker-dealer or a bank;

5.4.2	to reimburse any amount payable by the Client pursuant to the article 5.4.1. hereunder.

5.5	Liquidation of the Client will not cause termination of this Agreement until the Company receives an appropriate notification of such.

5.6	The “Force majeur events” will mean acts of God, any events out of reasonable control of the Company including but not limited to war, military actions, Government’s actions, “coupe de estate”, turnover, fire, disaster; but excluding bankruptcy or financial deterioration.

6. PARTIES’ RESPONSIBILITIES

6.1	The Parties have material responsibilities if they breach the terms and conditions of this Agreement, and should a breach of thereof occur have to indemnify the other Party for all the losses incurred because of it;

6.2	The Parties are not held responsible if a breach happens out of incapacity (full or partial),or if circumstances beyond their control occur. These circumstances include, without limitation, any circumstances of force-majeur, any deficiencies or shut downs of communications, transmission and computers, shut-downs of electricity, discontinuities in the banking activities of banks involved, trading Administrators, Central Depository and other circumstances, making the execution of responsibility under the Agreement;

6.3	The Parties are not responsible for circumstances, caused by changes in the laws of Kazakhstan, making the execution of responsibility under the Agreement;

6.4	Neither Party will not transfer its rights and responsibilities under the Agreement to third parties without a prior written notification and consent of the other Party (with due exception for the statutory requirements of approved by the Appropriate Authority;

6.5	In case of delay of payment, due for services of Company, Client shall pay to Company, a penny in amount: 0,1% from total amount of transaction for each day of delay;

6.6	Should the payment be in default for the services of the Company, the Client will pay a default fee of 3% of all the commissions and fees of the Company for each day of delay;

6.7	Upon submission of recommendation about performance of transaction with securities, which performance have been resulted a conflict of interests, Company shall pay losses and forfeit in accordance with sub clause 15, clause 3.2. with this Agreement;

6.8	The successor of any Party in the case of corporate reorganization and/or restructuring assumes all rights and responsibilities under this Agreement.

7. CHANGES OF AGREEMENT

7.1	All modifications, additions and any other changes to this Agreement are made in writing between the parties in accordance with procedures of Article 8 of this Agreement.

8. INFORMATION AND NOTIFICATIONS

8.1	If not specified to the contrary by the Agreement and exhibits to it all queries, orders, confirmations and other information, exchanged by the Parties, or notifications supplied in relation with this Agreement, are made in writing, and are delivered by hand, via post, telegraph or telefax at the address of the Party specified at the end of this Agreement;

8.2	Any notification, notice, order or confirmation are deeded to be received at the moment, when they should ordinarily by received, and the company will not be held responsible for any failure to fulfill any order for the time before the actual receipt of an order;

8.3	Upon conclusion, performance and termination of this Agreement, the use of facsimile signature, e-mail digital signature are permitted and documents, connected with this Agreement and sent by both Parties to each other by fax, telex and other communication, shall be original.

9. SETTLEMENT

9.1	The amount of the commission is calculated on the basis of the tariffs of the commission;

9.2	The Client transfers the amount of the Order to the Company’s account within one banking day;

9.3	The Client pays the commission of the Company within one banking day from the day of the Notification of the Fulfillment of Client’s Order;

9.4	The Kazakhstan Securities Exchange Fee is payable by the Company and reimbursed by the Client in full. The amount of the Fee is itemized separately by the Company in the Notification of the execution of Client’s Order;

9.5	The exchange fee, registrar’s services and/or Central Depositary shall be paid by Client thought Company by this, amount, retained for these purposes shall be stated by Company in Notice about performance of Client Order;

9.6	Should the order be cancelled by the Client before its execution, the Client reimburses the Company for any expenses related to this order and incurred to the moment of cancellation. This reimbursement is payable within three banking day from the date of the claim of these expenses by the Company from the Client;

9.7	The settlements of Client’s orders with the Client are made on the basis of Notification of the execution of Client’s Order.

10. CLIENT’S ORDERS PLACEMENT PROCEDURES

10.1	The Client communicates to the Company it has completed the Order in two copies in the form as exhibited in Appendix 2 to this Agreement. A copy of the Order with confirmation of the Company is returned to the Client.

10.2	Client shall give to Company its instructions in standard written form in accordance with By-Laws of Company and legislation of Kazakhstan.

11. THE ORDER OF PERFORMANCE OF OPERATIONS WITH SECURITIES AND

ON PERSONAL ACCOUNT BY AUTHORIZED REPRESENTATIVE OF CLIENT

11.1	Client has right to prepare notarized or legalized copy (where need) of power of attorney for performance of operations with securities and on personal account in name of authorized person. This power of attorney must include name of authorized person, its details, competence, should be made in proper order and be effective in accordance with Civil Code of Kazakhstan.

12. THE ORDER OF PERFORMANCE OF OPERATIONS UPON PRESENCE OF MORE OWNERS

12.1	If more owners are existed, that for performance of operations have been appointed one authorized person, acting on basis of proxy and on behalf of all owners in proper order of applicable legislation of Kazakhstan. In case of issue of new proxy, previous shall be deemed as invalid.

13. RESOLUTION OF DISPUTES

13.1	The Parties will endeavor to resolve all disputes arising from this Agreement in mutual amicable negotiations. Should any Party breach the terms and conditions of the Agreement, this defaulting Party within 30 days from the written notification of default by the other Party will try to correct the breach. Should the defaulting Party fail to resolve it within this term, the other Party has the right to appeal to court in accordance with this Agreement;

13.2	All disputes arising from this Agreement are subject to the applicable laws of the Republic of Kazakhstan;

All other rights and responsibilities not specifically mentioned in this Agreement are in accordance with the applicable laws of Kazakhstan;

13.3	This Agreement is made in two equal copies.

[signature page follows]

COMPANY		CLIENT

“VISOR Investment Solutions” JSC 240/G Furmanov str., Almaty,		TRANSMERIDIAN EXPLORATION, INC. Address: c/o Nerine Trust Company (BVI) Limited, Quastisky Building, 3rd Floor, P.O. Box 905, Road Town, Tortola, British Virgin Islands

RNN 600 900 170 457 ACCOUNT IN KZT [Redacted]

ACCOUNT IN USD [Redacted]		[Redacted]

Signature:	/s/ A.T. Nurmakhanova	Signature:	/s/ Earl McNiel
	A.T. Nurmakhanova Director-Trustee of Broker and Dealer Activity		Earl McNiel Vice President

Appendix 1

to the Agreement on Brokerage Services (including custody services) date “                        ”

Fees and commissions of “VISOR Investment Solutions” JSC

Type of services	Service description	Fees and Commissions, Monthly
1. Broker services	1. Opening/closure of broker accounts	Free of charge

	2. Purchase/sale of securities on account of the Client	0.3% of transaction amount (upon market rate of the National Bank of Kazakhstan)*

	3. Reports and Notices for the Client	10 USD (for each report)

	4. Cash account transactions	As per bank fees and commissions

2. Custody services	1. Acceptance/Transfer of securities to/from the custody account of the Client	25 USD**

	2. Transfer of securities to broker of the Client outside of Kazakhstan	40 USD

	3. Maintenance of custody account of the Client	4 166.66 USD

3. Consultation services		Upon agreement of the Parties

*	-this commission does not include Commission of JSC Kazakh Stock Exchange
**	-this commission does not include fees of Registrars and Central Depositary

[signature page follows]

COMPANY		CLIENT

“VISOR Investment Solutions” JSC Address: 050059, Almaty, Furmanov Street, 240G		TRANSMERIDIAN EXPLORATION, INC. Address: c/o Nerine Trust Company (BVI) Limited, Quastisky Building, 3rd Floor, P.O. Box 905, Road Town, Tortola, British Virgin Islands

Bank account details: ACCOUNT IN KZT [Redacted]		Bank account details: [Redacted]

ACCOUNT IN USD [Redacted]		[Redacted]

Signature:	/s/ A.T. Nurmakhanova	Signature:	/s/ Earl McNiel
	A.T. Nurmakhanova Director-Trustee of Broker and Dealer Activity		Earl McNiel Vice President